Exhibit 99.1

Contact
Black Box Corporation
Gary Doyle
Vice President of Corporate Communications and Investor Relations
Phone: (724) 873-6788
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS SECOND QUARTER OF FISCAL 2014 RESULTS
PITTSBURGH, PENNSYLVANIA, October 29, 2013 - Black Box Corporation (NASDAQ:BBOX), a leading communications system integrator dedicated to designing, sourcing, implementing and maintaining today's complex communications solutions, today reported results for the second quarter of Fiscal 2014 and six-month period ended September 28, 2013.
2Q14 Results

•	Revenues were $246.8 million, down 5% from $260.2 million for the same period last year and consistent with $246.9 million in the sequential period.

•
Provision for income taxes was $5.7 million (50.3% effective rate), up 29% from $4.4 million (38.0% effective rate) for the same period last year and up 26% from $4.5 million (39.5% effective rate) in the sequential period. The increase in the effective tax rate is due to the write-off of certain deferred tax assets related to equity awards.

•	Net income was $5.6 million, down 22% from $7.1 million for the same period last year and down 19% from $6.9 million in the sequential period.

•	Diluted EPS was $0.35, down 18% from $0.43 for the same period last year and down 18% from $0.43 in the sequential period.

•	Operating net income* was $9.6 million, down 12% from $10.9 million for the same period last year and up 10% from $8.7 million in the sequential period.

•	Operating EPS* was $0.60, down 8% from $0.65 for the same period last year and up 11% from $0.54 in the sequential period.

•	Cash flow from operations was $8.9 million, down 50% from $17.8 million for the same period last year and down 57% from $20.5 million in the sequential period.

•	We returned $7.4 million to our shareholders by repurchasing $6.0 million of common stock and paying $1.4 million in dividends.
2QYTD14 Results

•	Revenues were $493.7 million, down 3% from $508.0 million for the same period last year.

•
Provision for income taxes was $10.2 million (44.9% effective rate), up 27% from $8.0 million (38.0% effective rate) for the same period last year. The increase in the effective tax rate is due to the write-off of certain deferred tax assets related to equity awards.

•	Net income was $12.5 million, down 4% from $13.1 million for the same period last year.

Exhibit 99.1

•	Diluted EPS was $0.78, up 1% from $0.77 for the same period last year.

•	Operating net income* was $18.3 million, down 11% from $20.6 million for the same period last year.

•	Operating EPS* was $1.14, down 6% from $1.21 for the same period last year.

•	Cash flow from operations was $29.5 million, up 104% from $14.4 million for the same period last year.

•	We returned $15.4 million to our shareholders by repurchasing $12.7 million of common stock and paying $2.7 million in dividends.
* See the information under the caption "Non-GAAP Financial Measures" below for a discussion regarding the usefulness of the non-GAAP financial measures contained in this release, definitions of those non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures.
Commenting on the second quarter of Fiscal 2014 results, Michael McAndrew, President and Chief Executive Officer, said, "Our second quarter results reflect solid operational performance and positive cash flow, which allowed us to continue to return value to our shareholders through stock repurchases and dividend payments.  However, softness in demand, primarily from the federal government, has decreased our revenue and profit margin expectations for the second half of our fiscal year."
"We continue to make progress on our programs to transform Black Box into a more relevant and effective solution provider.  In addition, our team remains focused on generating new client opportunities to build momentum into the new year.   Our strategy is sound, and I am confident that our investments in client development initiatives as well as our own infrastructure will accelerate the pace of our transformation."
Guidance
For the third quarter of Fiscal 2014, the Company is targeting:

•	Revenues in the range of $230 million to $235 million.

•	Operating earnings per share in the range of $0.45 to $0.50.
For Fiscal 2014, the Company is targeting:

•	Revenues in the range of $955 million to $965 million.

•	Operating earnings per share in the range of $2.00 to $2.10.
Included in these targets is an effective tax rate of 39.5%. These targets exclude intangibles amortization, restructuring expense, the joint venture investment loss and the impact of changes in the fair market value of the Company's interest-rate swaps, and are before any new mergers and acquisition activity that has not been announced.
Earnings Conference Call
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Daylight Time today, October 29, 2013. Michael McAndrew, President and Chief Executive Officer, will host the call. To participate in the call, please dial 612-332-0107 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 304730. A live, listen-only audio webcast of the call will be available through a link on the Investor Relations page of the Company's Web site at http://www.blackbox.com. A webcast replay of the call will also be archived on Black Box's Web site for a limited period of time following the conference call.
About Black Box
Black Box is a leading communications system integrator dedicated to designing, sourcing, implementing and maintaining today's complex communications solutions. Black Box services more than 175,000 clients in approximately 150 countries with approximately 200 offices throughout the world. To learn more, visit the Black Box Web site at http://www.blackbox.com.

Exhibit 99.1

Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing and costs of restructuring programs, successful marketing of the Company's product and services offerings, successful implementation of the Company's M&A program, including identifying appropriate targets, consummating transactions and successfully integrating the businesses, successful implementation of our government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2013. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.

Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In millions and may not foot due to rounding	September 28, 2013	March 31, 2013
Assets
Cash and cash equivalents	$26.8	$30.7
Accounts receivable, net	148.7	153.0
Inventories, net	51.7	55.5
Costs/estimated earnings in excess of billings on uncompleted contracts	104.0	101.5
Other assets	24.8	26.1
Total current assets	356.0	366.7
Property, plant and equipment, net	29.1	27.7
Goodwill, net	346.7	345.4
Intangibles, net	104.2	110.7
Other assets	21.9	27.5
Total assets	$857.9	$878.0
Liabilities
Accounts payable	$66.0	$66.2
Accrued compensation and benefits	23.8	25.2
Deferred revenue	31.9	33.9
Billings in excess of costs/estimated earnings on uncompleted contracts	14.7	13.4
Income taxes	4.7	6.7
Other liabilities	33.5	37.1
Total current liabilities	174.6	182.5
Long-term debt	173.1	187.6
Other liabilities	23.3	25.7
Total liabilities	$371.0	$395.8
Stockholders’ equity
Common stock	$—	$—
Additional paid-in capital	490.6	486.1
Retained earnings	380.4	370.8
Accumulated other comprehensive income	4.7	1.5
Treasury stock, at cost	(388.8)	(376.1)
Total stockholders’ equity	$486.9	$482.2
Total liabilities and stockholders’ equity	$857.9	$878.0

Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts and may not foot due to rounding	2Q14	1Q14	2Q13	2QYTD14	2QYTD13
Revenues
Products	$43.2	$48.2	$47.7	$91.4	$93.0
Services	203.6	198.7	212.5	402.3	415.0
Total	246.8	246.9	260.2	493.7	508.0
Cost of sales
Products	24.2	28.5	26.7	52.7	51.5
Services	145.4	141.4	153.4	286.8	297.2
Total	169.7	169.9	180.1	339.5	348.7
Gross profit	77.1	77.0	80.1	154.2	159.3
Selling, general & administrative expenses	60.5	61.3	62.6	121.8	126.5
Intangibles amortization	3.1	3.3	3.5	6.4	6.9
Operating income	13.5	12.5	14.0	26.0	25.8
Interest expense (income), net	1.4	0.9	1.9	2.3	3.8
Other expenses (income), net	0.9	0.1	0.6	1.0	0.9
Income before provision for income taxes	11.2	11.4	11.5	22.7	21.1
Provision for income taxes	5.7	4.5	4.4	10.2	8.0
Net income	$5.6	$6.9	$7.1	$12.5	$13.1
Earnings per common share
Basic	$0.35	$0.43	$0.43	$0.78	$0.77
Diluted	$0.35	$0.43	$0.43	$0.78	$0.77
Weighted-average common shares outstanding
Basic	16.0	16.1	16.7	16.0	17.0
Diluted	16.0	16.2	16.8	16.1	17.0
Dividends per share	$0.09	$0.09	$0.08	$0.18	$0.16

Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In millions and may not foot due to rounding	2Q14	1Q14	2Q13	2QYTD14	2QYTD13
Operating Activities
Net income	$5.6	$6.9	$7.1	$12.5	$13.1
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Intangibles amortization and depreciation	4.7	4.7	4.8	9.4	9.7
Loss (gain) on sale of property	—	—	(0.1)	—	(0.1)
Deferred taxes	2.5	2.1	0.5	4.6	2.0
Stock compensation expense	1.5	2.4	1.7	4.0	4.6
Change in fair value of interest-rate swaps	—	(0.5)	0.5	(0.5)	1.2
Joint venture investment loss	0.8	—	—	0.8	—
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable, net	(2.6)	7.5	2.8	4.9	10.7
Inventories, net	2.9	1.0	0.3	3.9	0.3
Costs/estimated earnings in excess of billings on uncompleted contracts	(6.7)	4.3	(8.7)	(2.4)	(22.8)
All other assets	2.4	(0.1)	1.7	2.2	0.7
Billings in excess of costs/estimated earnings on uncompleted contracts	(1.1)	2.4	1.8	1.3	4.2
All other liabilities	(1.0)	(10.3)	5.2	(11.2)	(9.0)
Net cash provided by (used for) operating activities	$8.9	$20.5	$17.8	$29.5	$14.4
Investing Activities
Capital expenditures	$(2.1)	$(2.0)	$(1.1)	$(4.1)	$(2.9)
Capital disposals	—	—	0.1	—	0.1
Acquisition of businesses (payments)/recoveries	—	—	—	—	—
Prior merger-related (payments)/recoveries	(0.8)	—	(0.8)	(0.8)	(2.2)
Net cash provided by (used for) investing activities	$(2.8)	$(2.0)	$(1.8)	$(4.8)	$(4.9)
Financing Activities
Proceeds (repayments) from long-term debt	$(5.3)	$(9.4)	$(10.4)	$(14.7)	$10.7
Proceeds (repayments) from short-term debt	1.2	(0.1)	7.2	1.1	7.2
Deferred financing costs	—	—	—	—	—
Purchase of treasury stock	(6.0)	(6.8)	(10.1)	(12.7)	(27.4)
Proceeds from the exercise of stock options	1.0	—	—	1.0	—
Payment of dividends	(1.4)	(1.3)	(1.4)	(2.7)	(2.6)
Increase (decrease) in cash overdrafts	(0.2)	—	4.2	(0.2)	5.7
Net cash provided by (used for) financing activities	$(10.7)	$(17.6)	$(10.6)	$(28.3)	$(6.4)
Foreign currency exchange impact on cash	$(0.1)	$(0.1)	$0.2	$(0.2)	$—
Increase/(decrease) in cash and cash equivalents	$(4.7)	$0.9	$5.6	$(3.9)	$3.1
Cash and cash equivalents at beginning of period	31.6	30.7	19.8	30.7	22.4
Cash and cash equivalents at end of period	$26.8	$31.6	$25.5	$26.8	$25.5

Exhibit 99.1

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles ("GAAP"), the Company provides non-GAAP financial measures such as operating income before provision for income taxes ("EBIT"), operating net income, operating earnings per share ("EPS"), same-office revenues, adjusted operating income, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA and free cash flow to illustrate the Company's operational performance. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly-titled measures of the Company's competitors due to potential differences in the exact method of calculation. However, each of the amounts included in the calculation of non-GAAP financial measures are computed in accordance with GAAP. See below for reconciliations to the most directly comparable GAAP financial measures.
Management uses these non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources and (d) to measure operational profitability. Management uses similar non-GAAP measures as an important factor in determining variable compensation for Management and its team members.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Operating EBIT, operating net income and operating EPS
Management believes that operating EBIT, defined by the Company as net income plus provision for income taxes and adjustments, operating net income, defined by the Company as operating EBIT less operational income taxes, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, the change in fair value of the interest-rate swaps and the joint venture investment loss (for FY14, such loss relates to the write-off of certain non-operating items due to the expected divestiture of our non-controlling interest in Genesis Networks Integration Services, LLC.), each of which are non-cash charges, and restructuring, which is a cash charge.
A reconciliation of Net income to operating EBIT and Operating net income is presented below:

In millions and may not foot due to rounding	2Q14	1Q14	2Q13	2QYTD14	2QYTD13
Net income	$5.6	$6.9	$7.1	$12.5	$13.1
Provision for income taxes	5.7	4.5	4.4	10.2	8.0
Effective tax rate (1)	50.3%	39.5%	38.0%	44.9%	38.0%
Income before provision for income taxes	$11.2	$11.4	$11.5	$22.7	$21.1

Adjustments
Intangible amortization	$3.1	$3.3	$3.5	$6.4	$6.9
Change in fair value of interest-rate swaps	—	(0.5)	0.5	(0.5)	1.2
Restructuring expense	0.7	0.1	2.1	0.9	4.0
Joint venture investment loss	0.8	—	—	0.8	—
Total pre-tax adjustments	$4.6	$2.9	$6.1	$7.6	$12.1

Operating EBIT	$15.9	$14.4	$17.6	$30.3	$33.2
Operational effective tax rate	39.5%	39.5%	38.0%	39.5%	38.0%
Operational income taxes (2)	6.3	5.7	6.7	12.0	12.6
Operating net income	$9.6	$8.7	$10.9	$18.3	$20.6
(1) The increase in the effective tax rate during 2Q14 and 2QYTD14 relative to 2Q13 and 2QYTD13 is due to the write-off of certain deferred tax assets related to equity awards.
(2) The effective tax rate used to determine operational income taxes is based on the Company's projected full-year ordinary income tax expense and the projected full-year impact of certain discreet tax items.

Exhibit 99.1

A reconciliation of diluted EPS to operating EPS is presented below:

	2Q14	1Q14	2Q13	2QYTD14	2QYTD13
Diluted EPS	$0.35	$0.43	$0.43	$0.78	$0.77
EPS impact *	0.25	0.11	0.22	0.36	0.44
Operating EPS	$0.60	$0.54	$0.65	$1.14	$1.21
* EPS impact is the result of excluding the provision for income taxes and the adjustments and utilizing an operational effective tax rate.
Same-office revenue comparisons
Management is presented with and reviews revenues on a same-office basis which excludes the effects of revenues from acquisitions and foreign currency and enables an investor to assess, in the way Management assesses, revenues from its core operations.
Information on quarterly revenues on a same-office basis compared to the same period last year is presented below:

In millions and may not foot due to rounding	2Q14	2Q13	% Change
Revenues (as reported)	$246.8	$260.2	(5)%
Less revenue from offices added since 4/1/12 (1Q13)	—	—
Same-office revenues	$246.8	$260.2	(5)%
Foreign currency impact - North America Products	0.1	—
Foreign currency impact - North America Services	0.2	—
Foreign currency impact - International Products	0.3	—
Foreign currency impact - International Services	—	—
Same-office revenues (excluding foreign currency impact)	$247.3	$260.2	(5)%
Information on quarterly revenues on a same-office basis compared to the sequential quarter is presented below:

In millions and may not foot due to rounding	2Q14	1Q14	% Change
Revenues (as reported)	$246.8	$246.9	—%
Less revenue from offices added since 4/1/13 (1Q14)	—	—
Same-office revenues	$246.8	$246.9	—%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	0.1	—
Foreign currency impact - International Products	0.1	—
Foreign currency impact - International Services	(0.1)	—
Same-office revenues (excluding foreign currency impact)	$246.9	$246.9	—%
Information on year-to-date revenues on a same-office basis compared to the same period last year is presented below:

In millions and may not foot due to rounding	2QYTD14	2QYTD13	% Change
Revenues (as reported)	$493.7	$508.0	(3)%
Less revenue from offices added since 4/1/12 (1Q13)	—	—
Same-office revenues	$493.7	$508.0	(3)%
Foreign currency impact - North America Products	0.1	—
Foreign currency impact - North America Services	0.2	—
Foreign currency impact - International Products	0.7	—
Foreign currency impact - International Services	—	—
Same-office revenues (excluding foreign currency impact)	$494.7	$508.0	(3)%

Exhibit 99.1

Segment Information
In connection with a new management team and a renewed business strategy, the Company has realigned its organizational structure which resulted in new operating segments (North America Products, North America Services, International Products and International Services) for the purpose of making operational decisions and assessing financial performance which was effective, on a prospective basis, beginning on April 1, 2013. The Company has restated prior period information to conform to the current year's presentation. Management believes that adjusted operating income, defined by the Company as Operating income plus adjustments, provides investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization and restructuring expense.
A reconciliation of Operating income to adjusted operating income (by segment) is presented below:

	2Q14		1Q14		2Q13		2QYTD14		2QYTD13
In millions and may not foot due to rounding	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues
North America Products	$21.6		$21.0		$24.1		$42.7		$45.4
International Products	$21.6		$27.2		$23.5		$48.7		$47.6
Total Products	$43.2		$48.2		$47.7		$91.4		$93.0
North America Services	$194.5		$189.7		$203.4		$384.2		$397.4
International Services	$9.1		$9.0		$9.1		$18.1		$17.5
Total Services	$203.6		$198.7		$212.5		$402.3		$415.0
Total	$246.8		$246.9		$260.2		$493.7		$508.0
Gross profit
North America Products	$9.4	43.4%	$8.9	42.4%	$10.6	44.0%	$18.3	42.9%	$20.3	44.8%
International Products	$9.6	44.3%	$10.8	39.8%	$10.4	44.0%	$20.4	41.8%	$21.2	44.5%
Total Products	$18.9	43.9%	$19.7	40.9%	$21.0	44.0%	$38.7	42.3%	$41.5	44.6%
North America Services	$56.2	28.9%	$55.2	29.1%	$56.7	27.9%	$111.4	29.0%	$113.3	28.5%
International Services	$2.0	21.6%	$2.1	23.6%	$2.4	26.0%	$4.1	22.6%	$4.5	25.7%
Total Services	$58.2	28.6%	$57.3	28.8%	$59.1	27.8%	$115.5	28.7%	$117.8	28.4%
Total	$77.1	31.2%	$77.0	31.2%	$80.1	30.8%	$154.2	31.2%	$159.3	31.4%
Operating income
North America Products	$2.9	13.3%	$1.1	5.2%	$3.2	13.1%	$4.0	9.3%	$5.0	11.0%
International Products	$0.9	4.3%	$1.6	6.1%	$1.5	6.4%	$2.6	5.3%	$3.4	7.2%
Total Products	$3.8	8.8%	$2.8	5.7%	$4.7	9.8%	$6.6	7.2%	$8.4	9.1%
North America Services	$9.7	5.0%	$9.4	5.0%	$8.7	4.3%	$19.1	5.0%	$16.4	4.1%
International Services	$0.1	0.6%	$0.3	3.1%	$0.7	7.3%	$0.3	1.8%	$1.0	5.9%
Total Services	$9.7	4.8%	$9.7	4.9%	$9.3	4.4%	$19.4	4.8%	$17.4	4.2%
Total	$13.5	5.5%	$12.5	5.0%	$14.0	5.4%	$26.0	5.3%	$25.8	5.1%
Adjustments
North America Products	$—		$—		$0.1		$—		$0.4
International Products	$0.1		$—		$0.3		$0.1		$0.3
Total Products	$0.1		$—		$0.3		$0.1		$0.7
North America Services	$3.7		$3.4		$5.1		$7.1		$10.0
International Services	$—		$—		$0.2		$0.1		$0.2
Total Services	$3.8		$3.4		$5.2		$7.2		$10.3
Total	$3.8		$3.4		$5.5		$7.3		$11.0
Adjusted operating income
North America Products	$2.9	13.4%	$1.1	5.3%	$3.2	13.4%	$4.0	9.4%	$5.4	12.0%
International Products	$1.0	4.6%	$1.7	6.1%	$1.8	7.5%	$2.7	5.5%	$3.7	7.8%
Total Products	$3.9	9.0%	$2.8	5.8%	$5.0	10.5%	$6.7	7.3%	$9.1	9.8%
North America Services	$13.4	6.9%	$12.8	6.8%	$13.7	6.7%	$26.2	6.8%	$26.4	6.6%
International Services	$0.1	1.1%	$0.3	3.3%	$0.8	9.0%	$0.4	2.2%	$1.3	7.2%
Total Services	$13.5	6.6%	$13.1	6.6%	$14.5	6.8%	$26.6	6.6%	$27.7	6.7%
Total	$17.4	7.0%	$15.9	6.4%	$19.5	7.5%	$33.3	6.7%	$36.8	7.2%

Exhibit 99.1

EBITDA and Adjusted EBITDA
Management believes that EBITDA, defined as Net income plus provision for income taxes, interest, depreciation and amortization, is a widely-accepted measure of profitability that may be used to measure the Company's ability to service its debt. Adjusted EBITDA, defined as EBITDA plus stock compensation expense, may also be used to measure the Company's ability to service its debt.
A reconciliation of Net income to EBITDA and Adjusted EBITDA is presented below:

In millions and may not foot due to rounding	2Q14	1Q14	2Q13	2QYTD14	2QYTD13
Net income	$5.6	$6.9	$7.1	$12.5	$13.1
Provision for income taxes	5.7	4.5	4.4	10.2	8.0
Interest expense (income), net	1.4	0.9	1.9	2.3	3.8
Intangibles amortization and depreciation	4.7	4.7	4.8	9.4	9.7
EBITDA	$17.3	$17.0	$18.2	$34.3	$34.5
Stock compensation expense	1.5	2.4	1.7	4.0	4.6
Adjusted EBITDA	$18.8	$19.5	$20.0	$38.3	$39.2
Free cash flow
Management believes that free cash flow, defined by the Company as Net cash provided by (used for) operating activities less net capital expenditures, plus Proceeds from stock option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available to the Company.
A reconciliation of Net cash provided by (used for) operating activities to free cash flow is presented below:

In millions and may not foot due to rounding	2Q14	1Q14	2Q13	2QYTD14	2QYTD13
Net cash provided by (used for) operating activities	$8.9	$20.5	$17.8	$29.5	$14.4
Net capital expenditures	(2.1)	(2.0)	(1.0)	(4.1)	(2.8)
Foreign currency exchange impact on cash	(0.1)	(0.1)	0.2	(0.2)	—
Free cash flow before stock option exercises	$6.7	$18.5	$17.0	$25.2	$11.7
Proceeds from the exercise of stock options	1.0	—	—	1.0	—
Free cash flow	$7.7	$18.5	$17.0	$26.2	$11.7
Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below:

Dollars In millions	2Q14	1Q14	2Q13
Days sales outstanding	49 days	51 days	49 days
Aggregate days sales outstanding	84 days	80 days	82 days
Net inventory turns	9.9x	9.2x	9.7x
Six-month order backlog	$178.4	$184.6	$203.3
Team members	4,020	4,044	4,101
Net debt	$146.4	$146.8	$165.2
Leverage ratio	2.1	2.2	2.1